FORM 8-K

                           SECURITIES AND EXCHANGE COMMISSION


                                 Washington, D.C. 20549





                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): August 20, 1996




                                   ROSE'S STORES, INC.
                 (Exact name of registrant as specified in its charter)


                                        Delaware
                     (State or other jurisdiction of incorporation)


0-631                                                               56-0382475
(Commission File Number)                     (IRS Employer Identification No.)

218 S. Garnett Street
Henderson, North Carolina                                                27536
(Address of principal executive offices)                            (Zip Code)


                                     (919) 430-2600
                  (Registrant's telephone number, including area code)
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Item 5: OTHER EVENTS

    On August 20, 1996, Rose's Stores, Inc., issued the following press release:

FOR IMMEDIATE RELEASE



                      ROSE'S STORES, INC. AND FRED'S, INC. ANNOUNCE
                             TERMINATION OF MERGER AGREEMENT



      Henderson, North Carolina and Memphis, Tennessee - - - August 20, 1996 ... Rose's Stores, Inc. (Nasdaq: "RSTO") and Fred's, Inc. (Nasdaq: "FRED") announced today that the previously announced merger agreement providing for the acquisi-tion of Rose's Stores, Inc. by Fred's, Inc. has been terminated.

      Rose's operates 105 stores and Fred's operates 207 stores, in the south-eastern United States.




FOR:  Fred's, Inc.                          FOR:  Rose's Stores, Inc.

Investor Relations and Press Contact:       Investor Relations and Press Contact

Name: Bruce D. Smith                        Name: G. Templeton Blackburn, II
Company:     Fred's, Inc.                   Company:     Rose's Stores, Inc.
Phone:       (910)365-8880                  Phone:       (919)430-2019



      As a result of the termination of the merger agreement, Rose's special stockholders' meeting, which had been called to consider the merger agreement, has been cancelled.
PAGE
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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.


                                             ROSE'S STORES, INC.



Date:  August 20, 1996                       By:/s/ Jeanette R. Peters
                                                Jeanette R. Peters
                                                Senior Vice President
                                                Chief Financial Officer
                                                and Treasurer